UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2005

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan		48034

(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On March 23, 2005, Lear Corporation (“Lear”) entered into a $1.7 billion credit and guarantee agreement (the “New Credit Agreement”) by and among Lear, Lear Canada, each Foreign Subsidiary Borrower (as defined therein), the Lenders party thereto, Bank of America, N.A., as syndication agent, Citibank, N.A. and Deutsche Bank Securities Inc., as documentation agents, The Bank of Nova Scotia, as documentation agent and Canadian administrative agent, the other Agents named therein, and JPMorgan Chase Bank, N.A. (f/k/a The Chase Manhattan Bank), as general administrative agent.

     The New Credit Agreement replaces Lear’s $1.7 billion Third Amended and Restated Credit and Guarantee Agreement dated as of March 26, 2001 (the “2001 Agreement”) among Lear, Lear Canada, the Foreign Subsidiary Borrowers (as defined therein), the Lenders party thereto, the managing agents, co-agents and lead managers identified therein, The Bank of Nova Scotia, as Canadian administrative agent, and JPMorgan Chase Bank, N.A. (f/k/a The Chase Manhattan Bank), as general administrative agent. The 2001 Agreement, which was set to mature on March 26, 2006, was terminated on March 23, 2005. The New Credit Agreement has a five-year term and operating covenants and pricing generally more favorable to Lear than under the 2001 Agreement.

     The New Credit Agreement is an unsecured facility, with obligations thereunder guaranteed by certain of Lear’s subsidiaries that also guarantee Lear’s obligations under its outstanding senior notes. The credit facility provides for maximum borrowing commitments of $1.7 billion, which may be increased to $2.5 billion by Lear under certain circumstances. The New Credit Agreement provides for multicurrency borrowings in a maximum aggregate amount of $750 million, Canadian borrowings in a maximum aggregate amount of $200 million and swing-line borrowings in a maximum aggregate amount of $300 million, the commitments for which are part of the aggregate credit facility commitment. Borrowings under the New Credit Agreement bear interest, payable no less frequently than quarterly, at (a) (1) applicable interbank rates, on Eurodollar and Eurocurrency loans, (2) the greater of the US prime rate and the federal funds rate plus 0.50%, on base rate loans, (3) the greater of the rate publicly announced by the Canadian administrative agent and the federal funds rate plus 0.50%, on US dollar denominated Canadian loans, (4) the greater of prime rate announced by the Canadian administrative agent and the average Canadian interbank bid rate (CDOR) plus 1.0%, on Canadian dollar denominated Canadian loans, and (5) various published or quoted rates, on swing line and other loans, plus (b) a percentage spread ranging from 0% to a maximum of 1.0% depending on the type of loan and/or currency and Lear’s credit rating or leverage ratio. Under the New Credit Agreement, Lear agrees to pay a facility fee, payable quarterly, at rates ranging from 0.10% to a maximum of 0.35% depending on Lear’s credit rating or leverage ratio, and when applicable, a utilization fee.

     The New Credit Agreement contains certain affirmative and negative covenants, including (i) limitations on fundamental changes involving Lear or its subsidiaries, (ii) a limitation on aggregate secured and subsidiary indebtedness to an amount which is no more than 15% of Lear’s consolidated total assets and (iii) requirements that Lear maintain a leverage ratio of not more than 3.25 to 1 and an interest coverage ratio of not less than 3.5 to 1 (as such ratios are defined in the New Credit Agreement).

     The New Credit Agreement provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to comply with certain covenants, certain insolvency or receivership events affecting Lear or its material subsidiaries, and a change in control of Lear (as defined in the New Credit Agreement). In the event of a default by Lear, the general administrative agent may, and at the request of the requisite number of Lenders shall, declare all amounts owing under the New Credit Agreement immediately due and payable, terminate the Lenders’ commitments to make loans under the New Credit Agreement, and exercise any and all remedies and other rights under the New Credit Agreement and related documents. For certain events of default related to insolvency and receivership, the commitments of Lenders will be automatically terminated and all outstanding loans will become immediately due and payable.

     Certain of the Lenders party to the New Credit Agreement, and their respective affiliates, have performed, and may in the future perform for Lear and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

     The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement filed as Exhibit 10.1 hereto which is hereby incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

     On March 23, 2005, the 2001 Agreement was terminated upon Lear entering into the New Credit Agreement. Obligations under the 2001 Agreement were guaranteed by certain of Lear’s subsidiaries and secured by a pledge of all or a portion of the capital stock of certain of Lear’s significant subsidiaries. The lien on such pledged capital stock was released upon termination of the 2001 Agreement. The 2001 Agreement provided for an aggregate $1.7 billion credit facility with multicurrency borrowings in a maximum aggregate amount of $500 million, Canadian borrowings in a maximum aggregate amount of $100 million and swing-line borrowings in a maximum aggregate amount of $150 million, the commitments for which were part of the aggregate credit facility commitment. Borrowings under the 2001 Agreement bore interest at various published rates plus a percentage spread ranging from 0% to a maximum of 1.3%, depending on the type of borrowing and Lear’s leverage ratio. Lear also paid a facility fee ranging from 0.25% to a maximum of 0.45%, depending on Lear’s leverage ratio, under the terms of the 2001 Agreement.

     The 2001 Agreement was filed as Exhibit 10.1 to Lear’s Registration Statement on Form S-4 filed on April 23, 2001 and is hereby incorporated by reference herein.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

                (c) Exhibits

Exhibit 10.1	Credit and Guarantee Agreement, dated as of March 23, 2005, among Lear Corporation, Lear Canada, each Foreign Subsidiary Borrower (as defined therein), the Lenders party thereto, Bank of America, N.A., as syndication agent, Citibank, N.A. and Deutsche Bank Securities Inc., as documentation agents, The Bank of Nova Scotia, as documentation agent and Canadian administrative agent, the other Agents named therein and JPMorgan Chase Bank, N.A., as general administrative agent

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: March 24, 2005	By:	/s/ Shari L. Burgess
		Name:	Shari L. Burgess
		Title:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Credit and Guarantee Agreement, dated as of March 23, 2005, among Lear Corporation, Lear Canada, each Foreign Subsidiary Borrower (as defined therein), the Lenders party thereto, Bank of America, N.A., as syndication agent, Citibank, N.A. and Deutsche Bank Securities Inc., as documentation agents, The Bank of Nova Scotia, as documentation agent and Canadian administrative agent, the other Agents named therein and JPMorgan Chase Bank, N.A., as general administrative agent